Higher One Holdings, Inc. Reports First Quarter 2015 Financial Results

•	Payments revenue increases 11% on higher transaction volume

•	Data Analytics revenue up 20% on new sales

New Haven, CT, May 7, 2015 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One” or the “Company”), today announced financial results for the first quarter of 2015.  The Company reported first quarter 2015 revenue of $65.5 million compared to $66.6 million in the first quarter 2014. Non-GAAP adjusted diluted EPS was $0.21, compared to $0.25 for the first quarter of 2014.
Marc Sheinbaum, President and Chief Executive Officer, said, “Given our challenging operating environment, I was pleased to see our Payments and Data Analytics lines of business continue to grow and further diversify our revenue. In addition to revenue growth, we also experienced strong sales in the quarter, closing multiple large state school deals in Payments and signing 18 new clients in the Data Analytics line of business. And we continue to closely manage expenses across the three lines of business, especially Disbursements, as the negative revenue trends in that line continue.”
GAAP financial results for the first quarter of 2015 compared to the first quarter of 2014:
•	Revenue decreased 1.6% to $65.5 million in the first quarter of 2015 compared to revenue of $66.6 million for the first quarter of 2014
•	The Company recorded net income of $6.9 million for the first quarter of 2015, compared to $9.7 million recorded for the first quarter of 2014
•	GAAP diluted EPS was $0.14 for the first quarter of 2015, compared to $0.20 for the first quarter of 2014

Non-GAAP financial results for the first quarter of 2015 compared to the first quarter of 2014:
•	Non-GAAP adjusted EBITDA was $20.3 million in the first quarter of 2015, compared to $22.7 million in the first quarter of 2014
•	Non-GAAP adjusted net income was $9.9 million for the first quarter of 2015, compared to $12.2 million for the first quarter of 2014
•	Non-GAAP adjusted diluted EPS was $0.21 for the first quarter of 2015, compared to $0.25 for the first quarter of 2014

In addition to consolidated financial information, beginning this quarter, the Company is providing select financial information for its three lines of business:  Disbursements; Payments; and Data Analytics.
Business-line financial results for the first quarter of 2015 compared to the first quarter of 2014 (in thousands):
•
Disbursements revenue is comprised of both subscription fees for our Refund Management disbursement service as well as the transaction-based sources of interchange and service fees derived through the OneAccount.

Disbursements	2015	2014	% Change
Revenue	$39,211	$43,145	-9%
Adjusted EBITDA	12,376	17,280	-28%
Income from Operations	8,905	14,631	-39%

•
Payments revenue is derived through our CASHNet and Campus Solutions products and consists of recurring subscription fees as well as transactional fees generated by payment plan enrollments and payment processing convenience fees.

Payments	2015	2014	% Change
Revenue	$22,297	$20,062	11%
Adjusted EBITDA	6,199	4,318	44%
Income from Operations	3,247	1,550	109%

•	Data Analytics revenue is derived through our Campus Labs products and is comprised mostly of subscription fees, accompanied by smaller one-time support and implementation fees.
Data Analytics	2015	2014	% Change
Revenue	$4,010	$3,349	20%
Adjusted EBITDA	1,681	1,078	56%
Income from Operations	659	404	63%

Conference Call Information
Higher One will host a conference call at 8:30 a.m. EDT today to discuss first quarter results. The dial in phone number is 877-415-3186 for domestic listeners and 857-244-7329 for international listeners. The conference ID number is 92243791. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com. In addition, an archive of the webcast will be available for 90 days through the same link. A replay of the call will be available at 888-286-8010 for domestic listeners and 617-801-6888 for international listeners. Please use the passcode 44878012 to access the replay.

About Higher One Holdings, Inc.
Higher One Holdings, Inc. (NYSE: ONE) partners with colleges and universities to lower their administrative costs and to improve graduation rates. We provide a broad array of payment, refund disbursement and data analytics and management tools to institutions that help them save money and enhance institutional effectiveness.  And for students, we offer financial literacy programs and convenient, flexible and affordable transaction options to help them manage their finances. Higher One’s products and services support more than 1,900 schools and approximately 13 million enrolled students. More information about Higher One can be found at www.ir.higherone.com.

Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature.  Forward-looking statements contained herein include, among others, statements concerning management’s expectations about future events and Higher One’s operating plans and performance, bank partners, the regulatory environment, banking fees, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of Higher One management, as applicable, and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements speak only as of the date they are made, and the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For further information regarding the risks associated with Higher One’s business, please refer to Higher One’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Use of Non-GAAP Financial Measures
This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS.  We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring, non-cash impacts and other adjustments to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations. Reconciliations of each non-GAAP measure to its closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:	Patrick Pearson, 203-776-7776 x4421, ppearson@higherone.com

Media Relations:	Shoba Lemoine, 203-776-7776 x 4503, slemoine@higherone.com

Higher One Holdings, Inc.
Consolidated Income Statement
(In thousands of dollars, except share and per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Revenue:
Account revenue	$37,528	$41,662
Payment transaction revenue	17,324	14,620
Higher education institution revenue	10,426	9,979
Other revenue	240	295
Revenue	65,518	66,556
Cost of revenue	28,190	27,594
Gross margin	37,328	38,962
Operating expenses:
General and administrative	18,583	15,711
Product development	1,771	2,192
Sales and marketing	4,163	4,474
Total operating expenses	24,517	22,377
Income from operations	12,811	16,585
Interest income	20	19
Interest expense	(1,380)	(823)
Other income	77	78
Net income before income taxes	11,528	15,859
Income tax expense	4,668	6,149
Net income	$6,860	$9,710

Net income available to common stockholders:
Basic	$6,860	$9,710
Diluted	$6,860	$9,710

Weighted average shares outstanding
Basic	47,355,845	47,082,397
Diluted	47,820,951	48,340,468

Net income available to common stockholders per common share:
Basic	$0.14	$0.21
Diluted	$0.14	$0.20

Higher One Holdings, Inc.
Consolidated Balance Sheet
(In thousands of dollars, except share and per share amounts)
	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$14,982	$40,022
Investments in marketable securities	250	249
Accounts receivable	12,033	8,929
Income receivable	6,950	9,053
Deferred tax assets	3,836	3,719
Prepaid expenses and other current assets	4,791	7,805
Total current assets	42,842	69,777
Deferred costs	7,663	4,187
Fixed assets, net	45,394	46,768
Intangible assets, net	54,920	56,255
Goodwill	67,403	67,403
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	3,162	2,523
Restricted cash	2,725	2,725
Total assets	$231,742	$257,271

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,598	$3,339
Accrued expenses	28,843	25,872
Deferred revenue	23,207	25,174
Total current liabilities	55,648	54,385
Deferred revenue and other non-current liabilities	3,921	4,019
Loan payable and deferred contribution related to New Markets Tax Credit financing	8,794	8,871
Debt	59,000	94,000
Deferred tax liabilities	3,831	3,814
Total liabilities	131,194	165,089

Stockholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 59,744,839 shares issued and 47,831,813 shares outstanding at March 31, 2015; 59,570,839 shares issued and 47,657,813 shares outstanding at December 31, 2014	60	60
Additional paid-in capital	187,094	185,588
Treasury stock, 11,913,026 shares at March 31, 2015 and December 31, 2014	(137,899)	(137,899)
Retained earnings	51,293	44,433
Total stockholders’ equity	100,548	92,182
Total liabilities and stockholders’ equity	$231,742	$257,271

Higher One Holdings, Inc.
Consolidated Cash Flow Statement
(In thousands of dollars, except share and per share amounts)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net income	$6,860	$9,710
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,170	4,455
Amortization of deferred finance costs	659	123
Stock-based compensation	2,198	1,558
Deferred income taxes	(945)	5,014
Income tax benefit related to exercise of stock options	(15)	(3)
Other income	(77)	(78)
Loss on disposal of fixed assets	10	32
Changes in operating assets and liabilities:
Accounts receivable	(3,104)	(2,249)
Income receivable	2,103	(2,863)
Deferred costs	(119)	(1,354)
Prepaid expenses and other current assets	3,014	126
Other assets	(639)	(26)
Accounts payable	259	(849)
Accrued expenses	2,860	(13,391)
Deferred revenue	(2,065)	(1,615)
Net cash provided by (used in) operating activities	16,169	(1,410)
Cash flows from investing activities
Purchases of fixed assets	(629)	(1,157)
Additions to internal use software	(1,354)	(1,265)
Amounts received from restricted cash	–	25
Proceeds from development related subsidies	–	3,468
Net cash (used in) provided by investing activities	(1,983)	1,071
Cash flows from financing activities
Proceeds from line of credit	–	15,000
Repayments of line of credit	(35,000)	(10,000)
Payment of deferred financing costs	(4,456)	–
Excess tax benefit related to stock options	15	3
Proceeds from exercise of stock options	215	19
Net cash (used in) provided by financing activities	(39,226)	5,022
Net change in cash and cash equivalents	(25,040)	4,683
Cash and cash equivalents at beginning of period	40,022	6,268
Cash and cash equivalents at end of period	$14,982	$10,951

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(In thousands)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2014	2014	2014	2014	2015

Refund Management SSE (1)	5,083	5,119	5,018	5,078	5,096
change from prior year period	8%	7%	6%	2%	0%

Ending OneAccounts (2)	2,292	2,088	2,190	2,135	2,179
change from prior year period	6%	-4%	0%	-3%	-5%

(1)
Refund Management SSE is defined as the number of students enrolled at institutions that have signed contracts to use the Refund Management disbursement service by the end of a given period as of the date the contract is signed (using the most up-to-date Integrated Postsecondary Education Data System data at that point in time). Refund Management SSE as of March 31, 2015, December 31, 2014 and September 30, 2014 reflects Fall 2013 provisional enrollment data from IPEDS. The effect of updating Refund Management SSE as of September 30, 2014 resulted in a decrease of approximately 112,000 SSE from the enrollment figures prior to that point in time.

(2)	Ending OneAccounts is defined as the number of accounts with a non-zero balance at the end of a given period.

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(In thousands)
	Three Months Ended
	March 31,
	2015	2014
	(unaudited)
Net income	$6,860	$9,710
Interest income	(20)	(19)
Interest expense	1,380	823
Income tax expense	4,668	6,149
Depreciation and amortization	5,170	4,455
EBITDA	18,058	21,118
Stock-based compensation expense	2,198	1,558
Adjusted EBITDA	$20,256	$22,676

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)
Net income	$6,860	$9,710

Stock-based compensation expense - incentive stock option grants	296	425
Stock-based compensation expense - non-qualified stock option grants	1,902	1,133
Amortization of intangible assets	1,820	2,135
Amortization of deferred finance costs	659	123
Total pre-tax adjustments	4,677	3,816
Tax rate	38.5%	38.5%
Tax adjustment	1,687	1,306
Adjusted net income	$9,850	$12,220

Diluted weighted average shares outstanding	47,820,951	48,340,468
GAAP net income per share (diluted)	$0.14	$0.20
Non-GAAP adjusted net income per share (diluted)	$0.21	$0.25